Exhibit 99.2

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Consolidated Balance Sheet as of December 31, 2012	2

Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2012	3

Notes to Pro Forma Consolidated Financial Statements	4

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Balance Sheet (UNAUDITED)

(in thousands, except share and per share amounts)

	December 31, 2012
	Resolute	Pro Forma Adjustments	Resolute Pro Forma
		(a)
Assets
Current assets:
Cash and cash equivalents	$934	$—	$934
Accounts receivable	78,356	—	78,356
Deferred income taxes	10,757	—	10,757
Derivative instruments	8,523	—	8,523
Prepaid expenses and other current assets	1,691	—	1,691

Total current assets	100,261	—	100,261

Property and equipment, at cost:
Oil and gas properties, full cost method of accounting
Unproved	157,079	111,320	268,399
Proved	1,259,667	144,885	1,404,552
Other property and equipment	5,602	—	5,602
Accumulated depletion, depreciation and amortization	(191,625)	—	(191,625)

Net property and equipment	1,230,723	256,205	1,486,928

Other assets:
Restricted cash	18,422	—	18,422
Derivative instruments	475	—	475
Deferred financing costs	13,006	1,700	14,706
Other assets	1,243	—	1,243

Total assets	$1,364,130	$257,905	$1,622,035

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$96,263	$—	$96,263
Accrued interest payable	5,698	—	5,698
Asset retirement obligations	3,417	—	3,417
Derivative instruments	31,847	—	31,847

Total current liabilities	137,225	—	137,225

Long term liabilities:
Credit facility	162,000	257,625	419,625
Senior notes, net of accumulated premium amortization of $10 at December 31, 2012	401,865	—	401,865
Asset retirement obligations	15,738	280	16,018
Derivative instruments	8,204	—	8,204
Deferred income taxes	101,914	—	101,914
Other long term liabilities	5,000	—	5,000

Total liabilities	831,946	257,905	1,089,851

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock, $0.0001 par value; 225,000,000 shares authorized; issued and outstanding 61,872,694 shares at December 31, 2012	6	—	6
Additional paid-in capital	516,650	—	516,650
Retained earnings (accumulated deficit)	15,528	—	15,528

Total stockholders’ equity	532,184	—	532,184

Total liabilities and stockholders’ equity	$1,364,130	$257,905	$1,622,035

See notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Income (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31, 2012
	Resolute	Celero	RSP	Pro Forma Adjustments		Resolute Pro Forma
		(b)	(b)
Revenue:
Oil	$240,444	$34,353	$78,642	$(721	)(c)	$352,718
Gas	16,289	1,420	3,566	(41	)(c)	21,234
Other	1,535	861	8,340	(19	)(c)	10,717

Total revenue	258,268	36,634	90,548	(781	)(c)	384,669

Operating expenses
Lease operating	79,922	14,350	6,391	(59	)(c)	100,604
Production and ad valorem taxes	35,716	2,822	5,802	(280	)(c)	44,060
Depletion, depreciation, amortization, and asset retirement obligation accretion	78,414	—	—	43,629	(d)	122,043
General and administrative	24,032	—	—	—		24,032

Total operating expenses	218,084	17,172	12,193	43,290		290,739

Income from operations	40,184	19,462	78,355	(44,071)		93,930

Other income (expense):
Interest expense, net	(15,523)	—	—	(19,416	)(e)	(34,939)
Realized and unrealized gains on derivative instruments	5,176	—	—	—		5,176
Other income	20	—	—	—		20

Total other expense	(10,327)	—	—	(19,416)		(29,743)

Income (loss) before income taxes	29,857	19,462	78,355	(63,487)		64,187
Income tax expense	(11,881)	—	—	(13,665	)(f)	(25,546)

Net income (loss)	$17,976	$19,462	$78,355	$(77,152)		$38,641

Net income per common share:
Basic	$0.30					$0.65
Diluted	$0.30					$0.65
Weighted average common shares outstanding:
Basic	59,424					59,424
Diluted	59,452					59,452

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Notes to Pro Forma Consolidated Financial Statements for the

Year Ended December 31, 2012 (UNAUDITED)

Note 1 – Basis of Presentation

The accompanying statements present Resolute Energy Corporation’s (“Resolute,” the “Company,” “we,” and “our”) unaudited pro forma consolidated statement of income for the year ended December 31, 2012 and our unaudited pro forma consolidated balance sheet as of December 31, 2012. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma statement of income data for the period presented give effect to our acquisition of certain Permian Basin oil and gas properties located primarily in Howard County, Texas, and Lea County, New Mexico (the “Celero Properties”), from Celero Energy II, LP and an affiliate (“Celero”) and certain Permian Basin oil and gas properties near Midland, Texas from RSP Permian, LLC (“RSP”) in December 2012 and March 2013 (the “RSP Properties”) (together the “Permian Acquisitions”) as if they had been completed on January 1, 2012. The unaudited pro forma balance sheet gives effect to the acquisitions as if they had occurred on December 31, 2012.

The pro forma adjustments related to the purchase price allocation of the Permian Acquisitions are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity and depreciation, depletion and amortization expense. The pro forma adjustments related to the Permian Acquisitions reflect the fair values allocated to our assets as of the acquisition dates and do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2012.

In connection with the 32.35% interest acquired from RSP on December 28, 2012, we paid $6 million to acquire the option to purchase the remaining undivided 67.65% interest in the RSP Properties at any time through March 22, 2013 (the “Option Properties”). On March 22, 2013, we exercised the option and completed the acquisition of the remaining 67.65% interest in and operatorship of the RSP Properties for a purchase price of approximately $256 million, net of the option fee (the “RSP Acquisition”).

The unaudited pro forma financial statements should be read together with the historical financial statements of Resolute and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the historical statements of revenue and direct operating expenses for the Celero Properties filed as Exhibit 99.1 to Current Report on Form 8-K/A on March 7, 2013, and the RSP Properties and the related notes filed as Exhibit 99.1 in this Current Report on Form 8-K/A.

The unaudited pro forma consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the Permian Acquisitions occurred on the acquisition dates. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the Permian Acquisitions occurred on the dates assumed because they necessarily exclude various operating expenses. Additionally, the unaudited pro forma financial statements are not a projection of our results of operations or financial position for any future period or date.

Note 2 – Adjustments to Unaudited Pro Forma Consolidated Financial Statements

a.	Represents approximately $256 million borrowed on our amended credit facility to fund the purchase of the remaining undivided 67.65% interest in the RSP Properties, deferred financing costs incurred to amend our credit facility and assumed asset retirement obligations associated with the newly acquired properties. In regard to the RSP properties, the Company allocated $111 million to unproved oil and gas properties and $145 million to proved oil and gas properties.

b.	Represents the historical revenue and direct operating expenses of the Permian Acquisitions.

c.	Represents the revenue and direct operating expenses attributable to the Celero Properties that were included in Resolute’s consolidated statement of income for the year ended December 31, 2012.

d.	Represents the increase in depletion, depreciation, amortization and accretion expense computed on a unit of production basis following the fair value allocation of the purchase price to proved and unproved oil and gas properties, as if the Permian Acquisitions were consummated on January 1, 2012.

e.	Represents the net increase in interest expense resulting from the issuance of senior notes at an annual interest rate of 8.50 percent, increased borrowings under our credit facility and increased amortization of deferred financing costs associated with the credit facility. Although the Company anticipates capitalizing interest on qualifying unproved properties in the future, no interest has been capitalized in the pro forma consolidated statement of income.

f.	Assumes an effective tax rate of 39.8% on the incremental income before income taxes for the year ended December 31, 2012. This reflects both the federal and state statutory income tax rates which were in effect during the period presented.

Note 3 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Gas Reserves

The pro forma estimates of proved oil and gas reserves and discounted future net cash flows for the properties as of December 31, 2012 were prepared by Resolute’s petroleum engineers. Users of this information should be aware that the process of estimating quantities of proved oil and gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variance in available data for various reservoirs make estimates generally less precise than other estimates included in the statement of revenue and direct operating expenses disclosures.

The pro forma estimated proved net recoverable reserves presented below include only those quantities of oil and gas geologic and engineering data that demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the pro forma properties’ proved reserves set forth herein are located in the Continental United States. The estimate of reserves and the standardized measure of discounted future net cash flows shown below reflect Resolute Southwest’s development plan for these properties.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.

The following tables set forth certain unaudited pro forma information concerning Resolute’s proved oil, gas and NGL reserves for the year ended December 31, 2012, giving effect to the Permian Acquisitions as if they had occurred on January 1, 2012. The Resolute reserves presented below exclude the acquired reserves from the Permian Acquisitions that were displayed in the Resolute 2012 Annual Report on Form 10-K. The following tables provide a summary of the changes in estimated reserves for the periods presented (in thousands).

	Resolute	Celero	RSP	Resolute Pro Forma
	Oil and NGL (Bbl)
Proved reserves:
Balance at January 1, 2012	58,938	2,324	9,261	70,523
Purchase of minerals in place	3,847	—	—	3,847
Production	(2,804)	(410)	(1,161)	(4,375)
Extensions and discoveries	4,358	1,536	5,308	11,202
Sales of minerals in place	(2,594)	—	—	(2,594)
Revisions of previous estimates	1,288	—	—	1,288

Balance at December 31, 2012	63,033	3,450	13,408	79,891

Proved developed reserves:
As of December 31, 2012	37,688	2,180	6,453	46,321
As of December 31, 2011	33,950	2,324	4,440	40,714
Proved undeveloped reserves:
As of December 31, 2012	25,345	1,270	6,955	33,570
As of December 31, 2011	24,988	—	4,821	29,809

	Resolute	Celero	RSP	Resolute Pro Forma
	Gas (Mcf)
Proved reserves:
Balance at January 1, 2012	35,157	1,652	11,686	48,495
Purchase of minerals in place	1,068	—	—	1,068
Production	(3,565)	(402)	(1,465)	(5,432)
Extensions and discoveries	3,400	1,970	8,591	13,961
Sales of minerals in place	(735)	—	—	(735)
Revisions of previous estimates	3,091	—	—	3,091

Balance at December 31, 2012	38,416	3,220	18,812	60,448

Proved developed reserves:
As of December 31, 2012	20,750	1,738	9,519	32,007
As of December 31, 2011	17,523	1,652	4,207	23,382
Proved undeveloped reserves:
As of December 31, 2012	17,666	1,482	9,293	28,441
As of December 31, 2011	17,634	—	7,479	25,113

	Resolute	Celero	RSP	Resolute Pro Forma
	Total (Boe)
Proved reserves:
Balance at January 1, 2012	64,798	2,599	11,208	78,605
Purchase of minerals in place	4,025	—	—	4,025
Production	(3,398)	(477)	(1,405)	(5,280)
Extensions and discoveries	4,924	1,864	6,740	13,528
Sales of minerals in place	(2,717)	—	—	(2,717)
Revisions of previous estimates	1,804	—	—	1,804

Balance at December 31, 2012	69,436	3,986	16,543	89,965

Proved developed reserves:
As of December 31, 2012	41,147	2,470	8,040	51,657
As of December 31, 2011	36,871	2,599	5,141	44,611
Proved undeveloped reserves:
As of December 31, 2012	28,289	1,516	8,503	38,308
As of December 31, 2011	27,927	—	6,067	33,994

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure related to proved oil, gas and NGL reserves, which give effect to the Celero Properties and RSP Properties, is summarized below. The Resolute standardized measure presented below excludes the acquired reserves from the Permian Acquisitions that was displayed in the Resolute 2012 Annual Report on Form 10-K. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

Standardized Measure of Oil and Gas

	Year Ended December 31, 2012
	Resolute	Celero	RSP	Resolute Pro Forma
	(in thousands)
Future cash inflows	$5,375,091	$286,943	$1,004,490	$6,666,524
Future production costs	(2,443,260)	(139,016)	(299,604)	(2,881,880)
Future development costs	(749,491)	(35,489)	(146,940)	(931,920)
Future income tax expense	(580,468)	(41,602)	(206,440)	(828,510)

Future net cash flows	1,601,872	70,836	351,506	2,024,214
Discount of 10% per annum	(854,093)	(3,443)	(101,824)	(959,360)

Standardized measure of discounted future net cash flows	$747,779	$67,393	$249,682	$1,064,854

During recent years, prices paid for oil and gas have fluctuated significantly. Estimated discounted future net cash flows in the table above for December 31, 2012 were computed using an average NYMEX price of $94.71 per Bbl of oil and $2.76 per MMBtu of gas.

The following table sets forth the pro forma changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated.

Changes in Standardized Measure

	Year Ended December 31, 2012
	Resolute	Celero	RSP	Resolute Pro Forma
	(in thousands)
Standardized measure, beginning of year	$816,162	$30,413	$120,497	$967,072
Sales of oil and gas produced, net	(157,008)	(19,462)	(78,355)	(254,825)
Changes in estimated future development costs	(102,420)	(17,002)	(76,140)	(195,562)
Accretion of discount	76,699	4,828	19,127	100,654
Revisions, extensions and discoveries	144,565	56,163	230,584	431,312
Net change in income taxes	95,264	(9,075)	(35,230)	50,959
Other	(125,483)	21,528	69,199	(34,756)

Standardized measure, end of year	$747,779	$67,393	$249,682	$1,064,854